UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

1710 SAIC Drive, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 676-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, our Board of Directors elected K. Stuart Shea as our Chief Operating Officer. Mr. Shea, age 55, has served as our Group President for the Intelligence, Surveillance and Reconnaissance Group since October 2007. He previously served as Senior Vice President and General Manager of our Space and Geospatial Intelligence business unit from October 2005 to October 2007. Prior to joining us, Mr. Shea served as Vice President of Northrop Grumman Corporation’s TASC Space and Intelligence operating unit from 1999 until 2005. Mr. Shea’s business experience is more fully described in the press release furnished as Exhibit 99.1 to this report.

Our Board of Directors also elected John P. Jumper, age 67, as of President of the company on March 2, 2012, in addition to his recent election as our Chief Executive Officer. General Jumper served in the United States Air Force until 2005. As Chief of Staff, he served as the senior military officer in the Air Force and was a member of the Joint Chiefs of Staff, providing military advice to the Secretary of Defense, National Security Council and the President. He has served on our board of directors since 2007. General Jumper’s election as our Chief Executive Officer was previously reported in our Current Report on Form 8-K filed on February 21, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated March 5, 2012 issued by SAIC, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: March 5, 2012	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

3